Exhibit 99.1

LookSmart Reports Fourth Quarter and Full Year 2007 Results

SAN FRANCISCO, February 28, 2008—LookSmart, Ltd. (NASDAQ: LOOK), an online advertising networks and technology solutions company, today announced financial results for the fourth quarter and year ended December 31, 2007.

For the fourth quarter of 2007, LookSmart reported total revenue of $15.7 million, which represents a 6% increase from $14.9 million in the fourth quarter of 2006, and a 24% increase from $12.6 million in the third quarter of 2007. The Company’s fourth quarter 2007 revenue results reflect a partial quarter contribution of $0.7 million from certain consumer assets, which the Company sold or retired in 2007, versus a full quarter contribution of $1.5 million from those assets in the Company’s fourth quarter of 2006 revenue results. GAAP net income for the fourth quarter of 2007 was $13.2 million, or $0.58 per share, which includes a gain of approximately $14.5 million resulting from the sale of certain consumer assets of the Company. This compares to a GAAP net loss in the fourth quarter of 2006 of $0.9 million, or $0.04 per share, and to a GAAP net loss in the third quarter of 2007 of $4.3 million, or $0.19 per share. The EPS amounts above are based on 22.9, 22.8 and 22.9 million weighted average shares outstanding in the quarters ended December 31, 2007, December 31, 2006, and September 30, 2007, respectively.

“We are pleased with our fourth quarter financial results as we restored revenue growth in our core business through the focus on both online search Advertiser Networks and Publisher Solutions,” commented Ted West, President and Chief Executive Officer.

Mr. West continued, “During the fourth quarter, we executed a more efficient and effective operating plan serving our Advertiser Networks customers. In order to expand and diversify our advertiser base for organic growth in our ad network, we strengthened the sales organization, to bring new paid search customers and budgets to the network; we stepped up existing large account service to maximize budget utilization; and we improved traffic management to optimize search advertising results for advertisers on the network. Our Publisher Solutions customers benefited from additional product offerings and enhancements to our Ad Center platform, as well as investment in our sales and account management personnel as compared to the third quarter of 2007. The Publisher Solutions sales team continued to build a solid pipeline of new private-label clients for 2008, where we remain intensely focused on accelerating implementation cycles, driving conversion rates, and growing revenues across our open search advertising marketplace.”

Mr. West concluded, “Looking to 2008, we continue to execute our strategic plan to best position LookSmart for significant revenue growth and progress towards profitability in online search advertising. Core to our growth strategy will be investing in the development and extension of our Ad Center technology platform, marketing it and selling it to online search advertisers through Advertiser Networks, and to Publishers through private-labeled online search advertising solutions.”

Gross margins declined slightly to 41% in the fourth quarter of 2007 versus 42% in the fourth quarter of 2006. The decline is due to a deliberate operating decision to accept higher traffic acquisition costs (TAC) in order to drive higher top-line advertising revenues and bottom-line profit contribution in the Advertiser Network.

Total operating expenses in the fourth quarter of 2007 were $8.1 million, which is inclusive of $0.5 million of non-cash, share-based compensation charges. This compares to total operating expenses of $7.8 million in the fourth quarter of 2006, which is inclusive of $0.5 million of non-cash, share-based compensation charges, and $10.9 million in the third quarter of 2007, which is inclusive of $0.6 million of non-cash, share-based compensation charges.

LookSmart reported income from operations of $13.0 million in the fourth quarter of 2007, as compared to a loss from operations of $1.6 million in the same period a year ago. Income from operations for the fourth quarter of 2007 includes a gain of approximately $14.5 million resulting from the sale of certain consumer assets of the Company.

On a non-GAAP basis, for the fourth quarter of 2007, Adjusted EBITDA (earnings before interest income, net, taxes, depreciation and amortization excluding stock based compensation) was $14.5 million compared to $0.4 million in the fourth quarter of 2006. Adjusted EBITDA includes a gain of $14.5 million from the sale of certain consumer assets of the Company.

An explanation of LookSmart’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures and reconciliation between GAAP and non-GAAP measures where appropriate, is included later in this release.

Capital expenditures, including capitalization of internally developed software, were $0.9 million in the fourth quarter of 2007, compared to $1.1 million in the prior year period. Depreciation and amortization was $1.0 million in the fourth quarter of 2007 compared to $1.5 million in the fourth quarter of 2006, reflecting lower levels of capital investment.

The Company ended the quarter with $56.2 million in cash, cash equivalents, and short-term investments, an $18.8 million increase from $37.4 million on September 30, 2007. The increase in cash for the quarter is primarily due to the receipt of net proceeds on the sale of certain consumer assets of the Company.

Q4 2007 Key Metrics Performance

•

Total paid clicks increased to approximately 117 million for the fourth quarter of 2007 compared to approximately 105 million for the fourth quarter of 2006 and 84 million for the third quarter of 2007.

•

Average revenue per click (RPC) for the fourth quarter of 2007 was approximately $0.12, an increase from approximately $0.11 in the fourth quarter of 2006, and flat from the third quarter of 2007 at approximately $0.12.

•	Traffic acquisition costs (TAC) of 63% for LookSmart’s Ad Network increased from the 61% rate in the fourth quarter of 2006, and the 59% rate in the third quarter of 2007.

Self-Tender and Stock Repurchase Program for LookSmart Common Stock

Subsequent to the year end, on February 22, 2008, LookSmart repurchased 5,151,504 shares via a modified Dutch Auction tender offer at $3.40 per share for a total cost of approximately $17.5 million. The common stock accepted for purchase represents approximately 22.5% of LookSmart’s common stock issued and outstanding as of February 13, 2008. As a result of the completion of the tender offer, approximately 17.8 million shares of common stock are issued and outstanding.

The Company also announced on February 26, 2008 that its Board of Directors has authorized a stock repurchase program pursuant to which up to $5 million of its outstanding common stock may be repurchased through December 31, 2008.

Conference Call

LookSmart will host a conference call today at 5:00 p.m. ET to discuss its financial results. To listen to the call from the U.S., dial 1-800-762-8795; internationally, dial 1-480-248-5085. The call will also be available live via webcast on LookSmart’s Investor Relations Web site at http://www.shareholder.com/looksmart/. For those unavailable to listen to the call live, the webcast will be archived and a replay of the call will be available until Thursday, March 6, 2008, 11:59 p.m. ET. To access the replay from the U.S., dial 1-800-406-7325 and enter passcode 3843468; from outside the U.S., dial 1-303-590-3030 and enter passcode 3843468.

About LookSmart, Ltd.

LookSmart is an online advertising and technology company that provides effective relevant solutions for advertisers and publishers. LookSmart offers advertisers targeted, pay-per-click (PPC) search, contextual search, advertising, and banner advertising via a monitored ad distribution network, and offers publishers a customizable set of private-label open advertising network solutions. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

GAAP to Non-GAAP Reconciliation

When evaluating Adjusted EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in Adjusted EBITDA, and (ii) how Adjusted EBITDA compares to levels of interest expense, taxes and depreciation and amortization. We provide a reconciliation of Adjusted EBITDA to GAAP net loss.

(‘000s)	Quarter Ended* December 31, 2007 (unaudited)	Quarter Ended September 30, 2007 (unaudited)	Quarter Ended December 31, 2006 (unaudited)
GAAP net income (loss)	13,243	(4,319)	(888)
Add: taxes	244	—	(6)
Less: interest income, net	(551)	(471)	(503)
Add: other, net	15	46	(163)
Add: depreciation and amortization	1,039	1,222	1,461

EBITDA	13,990	(3,522)	(99)
Add: stock based compensation, net	465	630	528

Adjusted EBITDA	14,455	(2,892)	429

*	The fourth quarter of 2007 includes a gain of $14.5 million on the sale of certain consumer assets of the Company.

Use of Non-GAAP Measures

LookSmart provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that LookSmart’s management evaluates those operations. Non-GAAP Adjusted EBITDA is a supplemental measure of LookSmart’s performance that is not required by, and is not presented in accordance with, generally accepted accounting principles (GAAP). The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. LookSmart believes that this non-GAAP information provides useful information to investors by excluding the effect of some non-cash expenses and other amounts that are required to be recorded under GAAP but that LookSmart believes are not indicative of LookSmart’s cash-based operating results.

LookSmart’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the cash costs of those business operations (distinct from non-cash costs of operations). Therefore, management presents the non-GAAP financial measure Adjusted EBITDA, along with GAAP measures, in this earnings release by excluding these non-cash items from the period expenses. A limitation associated with this non-GAAP measure is that it does not include stock-based compensation expense related to our workforce nor interest, taxes, depreciation and amortization amounts related to our business operations. Adjusted EBITDA line items involved in the adjustment from GAAP to non-GAAP presentation in this earnings release are the following items that include equity-based compensation charges (1) operating expenses, research and development; (2) operating expenses, selling and marketing; and (3) operating expenses, general and administrative. These items in turn affect (1) total costs and expenses; (2) operating income/loss; (3) income before income taxes; (4) net loss, and (5) basic earnings per share.

For the non-GAAP financial measure Adjusted EBITDA, the adjustment provides management with information about LookSmart’s underlying cash-based operating performance that enables comparison of its cash-based financial results in different reporting periods. Additionally, our management uses Adjusted EBITDA as a supplemental measure in the evaluation of our business, and believes that Adjusted EBITDA provides visibility into our ability to meet our future capital expenditures and working capital requirements.

LookSmart’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by LookSmart. LookSmart’s management also excludes the impact of equity-based compensation to help it compare current period cash operating expenses against the operating expenses for prior periods.

Management uses non-GAAP measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin. Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available to investors, in addition to the GAAP information, helps investors compare LookSmart’s performance with the performance of other companies in our industry, which use similar financial measures to supplement their GAAP financial information.

As stated above, management recognizes that the use of non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Because other companies, including companies similar to LookSmart, may calculate their non-GAAP earnings differently than LookSmart, non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing this non-GAAP financial information, in addition to the GAAP information, facilitates comparison of LookSmart’s financial performance on a cash basis over time. LookSmart has provided non-GAAP results to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate LookSmart’s cash-based operating performance in the same way that management does.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our future business investments, potential for growth and profitability and our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may be unable to gain or maintain customer acceptance of our publisher solutions or ad backfill products, that existing and potential customers for our products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, limitations on or our inability to retain and grow our ad and customer base, and limitations on or our inability to enhance our products. In addition, you should read the risk factors detailed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: “LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE: LookSmart, Ltd.

LookSmart, Ltd.

Ted West, Chief Executive Officer and President

415-348-7500

twest@looksmart.net

ICR, Inc.

Laura Foster

310-954-1100

laura.foster@icrinc.com

Exhibit A

LOOKSMART, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$35,743	$32,901
Short-term investments	20,464	7,257

Total cash, cash equivalents and short-term investments	56,207	40,158
Trade accounts receivable, net	5,183	4,639
Prepaid expenses	638	516
Other current assets	1,628	339

Total current assets	63,656	45,652
Long-term investments	—	998
Property and equipment, net	3,401	4,588
Security deposits and other assets, net	2,693	3,533
Intangible assets, net	247	3,364
Goodwill	10,296	14,422

Total assets	$80,293	$72,557

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$3,407	$2,576
Accrued expenses and other accrued liabilities	8,437	5,624
Deferred revenue and customer deposits	1,596	2,541
Current portion of long-term liabilities	1,621	1,391

Total current liabilities	15,061	12,132
Other long-term liabilities, net of current portion	2,277	2,876

Total liabilities	17,338	15,008
Total stockholders’ equity	62,955	57,549

Total liabilities and stockholders’ equity	$80,293	$72,557

LOOKSMART, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenue	$15,685	$14,850	$56,164	$48,673
Cost of revenue	9,233	8,582	32,134	30,489
Gross profit	6,452	6,268	24,030	18,184
Operating expenses:
Sales and marketing	2,003	1,998	8,234	7,930
Product development	3,373	3,596	15,343	15,989
General and administrative	2,687	2,525	11,833	10,324
Restructuring charges	—	(290)	223	(290)
Impairment charges	—	—	1,645	—

Total operating expenses	8,063	7,829	37,278	33,953
Other operating income (loss), net	14,561	—	14,461	—

Income (loss) from operations	12,950	(1,561)	1,213	(15,769)
Non-operating income, net	553	669	2,075	2,141

Income (loss) from continuing operations before income taxes	13,503	(892)	3,288	(13,628)
Income tax expense	(244)	6	(250)	(5)

Income (loss) from continuing operations	13,259	(886)	3,038	(13,633)
Gain (loss) from discontinued operations, net of tax	(16)	(2)	393	(33)

Net income (loss)	$13,243	$(888)	$3,431	$(13,666)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$0.58	(0.04)	$0.13	$(0.60)
Gain (loss) from discontinued operations, net of tax	—	—	0.02	—

Net income (loss)	$0.58	$(0.04)	$0.15	$(0.60)

Weighted average shares outstanding used in per share calculation	22,916	22,841	22,904	22,822
Diluted net income (loss) per common share:
Income (loss) from continuing operations	$0.58	$(0.04)	$0.13	$(0.60)
Gain (loss) from discontinued operations, net of tax	—	—	0.02	—

Net income (loss)	$0.58	$(0.04)	$0.15	$(0.60)

Weighted average shares outstanding used in per share calculation	22,921	22,841	22,936	22,822